UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 4, 2022
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COVENANT LOGISTICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$$0.01 Par Value Class A common stock	CVLG	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [   ]

Item 1.01	Entry into a Material Definitive Agreement.

On May 4, 2022, Covenant Logistics Group, Inc., a Nevada corporation (the “Company”), and substantially all of its direct and indirect wholly owned subsidiaries, entered into a Joinder, Supplement and Nineteenth Amendment to Third Amended and Restated Credit Agreement (the “Nineteenth Amendment”) with Bank of America, N.A., as agent (the “Agent”) and lender, and JPMorgan Chase Bank, N.A., as lender, which amended that certain Third Amended and Restated Credit Agreement, dated September 23, 2008, by and among the Company, substantially all of its direct and indirect subsidiaries, the Agent, and the lenders from time to time party thereto, as amended from time to time (the “Credit Agreement”).

Among other changes, the Nineteenth Amendment: (i) extended the maturity date from October 23, 2025 to May 4, 2027; (ii) increased the maximum amount that eligible rolling stock can contribute to the borrowing base from $45 million to $65 million; (iii)  increased the borrowing “accordion” feature, pursuant to which the Company can request and, at the lenders’ discretion, obtain an increase in the revolving credit facility commitments from an incremental $50 million to an incremental $75 million; (iv) removed LIBOR as one of the reference rates on which the interest rate can be calculated and replaced it with the secured overnight financing rate or “SOFR,” plus a SOFR related increase of 10 to 25 basis points depending on the term of SOFR selected by the Company; (v) removed real estate and certain rolling stock that is not designated by the Company as being included in the borrowing base from the Agent’s collateral package; and (vi) added AAT Carriers, Inc. as a borrower and pledger of its assets under the Credit Agreement.  The Nineteenth Amendment also modified certain restrictions and minimum borrowing availability requirements to provide increased flexibility to finance and dispose of real estate and rolling stock and to engage in stock repurchases, dividends, acquisitions, and investments.

The foregoing summary of the terms and conditions of the Nineteenth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Nineteenth Amendment, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT LOGISTICS GROUP, INC.
(Registrant)

Date: May 6, 2022	By:	/s/ Joey B. Hogan
Joey B. Hogan
President